UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported): December 2, 2020
UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)
205 North Depot Street
Stanford, Kentucky 40484
(Address of principal executive offices and zip code)
(217) 241-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
□ Written communications pursuant to Rule 425 under the Securities Act
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the regular Board of Directors meeting held on December 2, 2020, the members of the Board unanimously approved appointing Mrs. April Chapman as a member of the Board of Directors of the Company.

Mrs. April Chapman worked in the tech industry for 20 years, including a tenure at Microsoft, managing teams responsible for consumer Internet sites and orchestrating key partnerships. Prior to Microsoft she developed groundbreaking software products in areas such as remotely piloted aircraft and manufacturing control systems and taught nationally on software technologies.

April left Microsoft to start a consulting firm to advise non-profits on Internet strategy. She is now working with Christian-led organizations to help maximize their economic, social, and spiritual impact. April holds an Oxford Diploma in Strategy & Innovation and a BS in Computer Science from UC, Irvine.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	December 2, 2020	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer